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EXHIBIT 10.6

                        STOCK PURCHASE ESCROW AGREEMENT

         This Escrow Agreement is made this 21 day of January, 2004, by and among Barron Partners LP (herinafter "Buyer"), Cyber Public Relations, Inc. (hereinafter "Seller") and Harbour, Smith, Harris & Merritt, P.C. (hereinafter the "Escrow Agent").

                                  WITNESSETH:

         WHEREAS, Seller, intends to sell to Buyer 2,000,000 shares of its common stock, $0.001 par value per share (the "Common Stock") for a purchase price of $1.00 per share, 1,500,000 cashless non-callable A Warrant for the purchase of the Common Stock exercisable at $1.00 per share, 1,650,000 cashless and callable B Warrant for the purchase of the Common Stock exercisable at $1.00 per share, 2,000,000 cashless and callable C Warrant for the purchase of the Common Stock exercisable at $2.00 per share, 1,000,000 cashless and callable D Warrant for the purchase of the Common Stock exercisable at $4.00 per share, and 1,000,000 cashless and callable E warrant for the purchase of the Common Stock exercisable at $6.00 per share (such shares of the Common Stock and warrants hereinafter collectively referred to as the "Units"), and

         WHEREAS, Buyer desires to purchase from Seller the Units; and

         WHEREAS, the Seller and Buyer have entered into a Stock Purchase Agreement for the purpose of effectuating the purchase of these Units, dated January 13, 2004 and amended on January 21, 2004.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                Terms of Escrow

         1.1 Within three (3) business days after the signing of the Stock Purchase Escrow Agreement, Seller shall deliver to Escrow Agent:

         (a) A certificate representing the shares of the Common STock purchased hereunder duly endorsed in favor of the Buyer;

         (b) Executed Warrants in the name of the Buyer as described in Attachment A of the Amendment to the Stock Purchase Agreement Amendment.

Escrow Agent shall notify the Buyer and Seller of the number of restricted shares and warrants it has received into its account.

         1.2 Within three (3) business days after the signing of the Stock Purchase Escrow Agreement, the Buyer shall deliver to the Escrow Agent a check issued in the name of the Texas Iota Foundation for th eaccount of Harbour, Smith, Harris & Merritt in the sum of $2,000,000 in


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immediately available funds. Escrow Agent shall notify the Seller and Buyer of the amount of funds it has received into its account from the Buyer.

         1.3 Once Escrow Agent confirms the validity of the issuance of the restricted shares and warrants, and upon the clearance of the Buyer's check in the Escrow account it shall immediately deliver (1) Proceeds to Seller in the amount of $2,000,000 and (2) the restricted shares and the warrants as defined above to Buyer per instructions of the Buyer.

                                   ARTICLE II

                                 Miscellaneous

         2.1 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of the Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

         2.2 The Escrow Agent shall be reimbursed by the Seller and Buyer for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

         2.3 The Escrow Agent has no liability hereunder to any party other than to hold the securities, warrants and funds and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to pay for attorneys' fees and costs to defend any legal action brouth which in any way arises out of or is related to this escrow.

         2.4 The Buyer and Seller warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

         (i) there is no security interest in the Securities or any thereof,

         (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Securities or any part thereof, and

         (iii) the Escrow Agent shall have no responsibility at any time to ascertain wheter or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

         2.5 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by facsimile, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt therof as follows:


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(1)  if to Issuer/Seller to:
     Cyber Public Relations, Inc.
     ____________________________
     ____________________________
     ____________________________

(2)  if to Escrow Agent to:

     Bruce A. Smith
     Harbour, Smith, Harris & Merritt
     P.O. Box 2072
     404 N. Green St.
     Longview, Texas 75606
     (903) 757-4001
     (903) 753-5123 facsimile

(3)  if to Buyer to:

     Andrew Worden
     Barron Partners LP
     730 Fifth Ave., 9th Floor
     New York, NY 10019
     (212) 659-7790
     (646) 607-2223 facsimile

         2.6 In the event the parties hereto have a dispute, file suit or make a claim against one another, Escrow Agent shall be entitled to and have the right to distribute any funds, stock or securities into the registry of a Court and shall have no further obligations, duties or responsibilities thereafter.

         2.7 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         2.8 The parties agree that if any suit or claim is brought against Escrow Agent, such suit or claim shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Texas. The parties consent to and agree that venue shall be mandatory in a State District Court of Gregg County, Texas as against Escrow Agent.

         2.9 In the event the parties hereto have a dispute, file suit or make a claim against one another, Escrow Agent shall be entitled to and have the right to distribute any funds, stocks, warrants or securities into the registry of a Court and shall have no further obligations, duties or responsibilities thereafter.

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         2.10 The Escrow Agent shall be reimbursed by Seller and Buyer for reasonable fees and expenses incurred in its capacity as Escrow Agent.

         2.11 Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Escrow Agreement as of the 21 day of January, 2004.


BARRON PARTNERS LP                           CYBER PUBLIC RELATIONS, INC.

By: /s/ Andrew Worden                        By: /s/ signature
    ---------------------------------            -------------------------------
    Andrew Worden, Managing Partner


HARBOUR, SMITH, HARRIS & MERRITT, P.C.

By: /s/ Bruce A. Smith
    ---------------------------------
    Bruce A. Smith